Exhibit 4.1

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Second Amended and Restated Registration Rights Agreement (this “Agreement”), dated as of [•], 2022, by and among R1 RCM Inc., a Delaware corporation (the “Company”), [•] (formerly known as R1 RCM Inc.), a Delaware corporation and wholly-owned subsidiary of the Company (“Former Pubco”), TCP-ASC ACHI Series LLLP, a Delaware limited liability limited partnership (“TCP-ASC”), IHC Health Services, Inc., a Utah non-profit corporation (“IHC”), CoyCo 1, L.P., a Delaware limited partnership (“CoyCo 1”), CoyCo 2, L.P., a Delaware limited partnership (“CoyCo 2”), and Shared Business Services, LLC, a Delaware limited liability company and a subsidiary of LifePoint Health, Inc., a Delaware corporation (“LifePoint” and, together with TCP-ASC, IHC, CoyCo 1 and CoyCo 2 and their respective Permitted Transferees, collectively, the “Investors”).

WHEREAS, on December 7, 2015, Former Pubco and TCP-ASC entered into a Securities Purchase Agreement (the “TCP-ASC Purchase Agreement”) pursuant to which Former Pubco agreed to sell to TCP-ASC, and TCP-ASC agreed to purchase from Former Pubco, $200.0 million of shares of Roadrunner Preferred Stock and a warrant to purchase up to 60,000,000 shares of common stock of Former Pubco (the “TCP-ASC Warrant”) on the terms and subject to the conditions set forth in the TCP-ASC Purchase Agreement;

WHEREAS, in connection with the TCP-ASC Purchase Agreement, Former Pubco and TCP-ASC entered into that certain Registration Rights Agreement, dated as of February 16, 2016, by and between such parties (the “Original Agreement”);

WHEREAS, on January 23, 2018, (i) Former Pubco and IHC entered into a Securities Purchase Agreement (the “IHC Purchase Agreement”) pursuant to which Former Pubco agreed to sell to IHC, and IHC agreed to purchase from Former Pubco, $20.0 million of common stock of Former Pubco and a warrant to purchase 1,500,000 shares of common stock of Former Pubco (the “IHC Warrant”) on the terms and subject to the conditions set forth in the IHC Purchase Agreement and (ii) Former Pubco, TCP-ASC and IHC entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Agreement”) pursuant to Section 11(j) of the Original Agreement;

WHEREAS, on January 22, 2021, (i) Former Pubco and LifePoint entered into a Securities Purchase Agreement (the “LifePoint Purchase Agreement”) pursuant to which Former Pubco agreed to sell to LifePoint, and LifePoint agreed to purchase from Former Pubco, 34,212 shares of common stock of Former Pubco on the terms and subject to the conditions set forth in the LifePoint Purchase Agreement and (ii) LifePoint, Former Pubco and TCP-ASC entered into a Joinder and Amendment to the Amended and Restated Registration Rights Agreement (the “Joinder Agreement”);

WHEREAS, on January 9, 2022, the Company, Former Pubco, Project Roadrunner Merger Sub Inc., a Delaware corporation (“Merger Sub”), Revint Holdings, LLC, a Delaware limited liability company (“Coyote”), CoyCo 1 and CoyCo 2 entered into a Transaction Agreement and Plan of Merger (the “CoyCo Transaction Agreement”), pursuant to which, among other things, (i) Merger Sub merged with and into Former Pubco (with Former Pubco as the surviving corporation), in connection with which each outstanding share of common stock of Former Pubco was converted into one share of common stock of the Company, par value $[0.01] (“Common Stock”), (ii) the Company acquired Cloudmed Blocker Parent, L.L.C., a Delaware limited liability company, of which Coyote is a wholly-owned subsidiary, in connection with which the Company issued to CoyCo 1 [___] shares of Common Stock and issued to CoyCo 2 [___] shares of Common Stock on the terms and subject to the conditions and adjustments set forth in the CoyCo Transaction Agreement and (iii) the TCP-ASC Warrant and the IHC Warrant ceased to represent or relate to a share of common stock of Former Pubco and were converted automatically to represent or relate to a share of Common Stock on substantially the same terms and conditions as applied to the TCP-ASC Warrant or the IHC Warrant, as applicable, immediately prior to the Effective Time (the TCP-ASC Warrant as so converted, the “TCP-ASC Converted Warrant” and the IHC Warrant as so converted, the “IHC Converted Warrant”);

WHEREAS, as a result of the transactions contemplated by the CoyCo Transaction Agreement, the Company has become a public company with its Common Stock listed on Nasdaq and Former Pubco is a wholly-owned subsidiary of the Company; and

WHEREAS, the Company, Former Pubco, TCP-ASC, IHC and LifePoint desire to amend and restate in its entirety the Amended and Restated Agreement on the terms and conditions contained herein and to enter into this Agreement along with CoyCo 1 and CoyCo 2.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company, Former Pubco and each Investor agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel), (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Amended and Restated Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“Board of Directors” has the meaning set forth in this Section 1.

“Business Day” shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Common Stock” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“CoyCo 1” shall have the meaning set forth in the recitals of this Agreement.

“CoyCo 2” shall have the meaning set forth in the recitals of this Agreement.

“CoyCo Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of [•], 2022, by and between CoyCo 1, CoyCo 2 and the Company.

“CoyCo Transaction Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Effectiveness Deadline” means with respect to any registration statement required to be filed to cover the resale by any Investor of Registrable Securities pursuant to Section 2, (i) the date such registration statement is filed, if the Company is a WKSI, as of such date and such registration statement is an Automatic Shelf Registration Statement eligible to become immediately effective upon filing pursuant to Rule 462, or (ii) if the Company is not a WKSI, as of the date such registration statement is filed, the fifth (5th) Business Day following the date on which the Company is notified by the SEC that such registration statement will not be reviewed or is not subject to further review and comments and will be declared effective upon request by the Company.

“Filing Deadline” means with respect to any registration statement required to be filed to cover the resale by any Investor of Registrable Securities pursuant to Section 2, (i) fifteen (15) Business Days following the written notice of demand therefor by such Investor, if the Company is a WKSI, as of the date of such demand, or (ii) if the Company is not a WKSI, as of the date of such demand, (x) twenty (20) Business Days following the written notice of demand therefor if the Company is then eligible to register for resale the Registrable Securities on Form S-3 or (y) if the Company is not then eligible to use Form S-3, forty-five (45) Business Days following the written notice of demand therefor, provided that, to the extent that the Company has not been provided the information regarding such Investor and its Registrable Securities in accordance with Section 9(b) at least two (2) Business Days prior to the applicable Filing Deadline, then the such Filing Deadline shall be extended to the second (2nd) Business Day following the date on which such information is provided to the Company.

“Former Pubco” shall have the meaning set forth in the recitals of this Agreement.

“Freely Tradable” shall mean, with respect to any security, a security that (a) is eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder, (b) bears no legends restricting the transfer thereof and (c) bears an unrestricted CUSIP number (to the extent such security is issued in global form).

“IHC” shall have the meaning set forth in the recitals of this Agreement.

“IHC Converted Warrant” shall have the meaning set forth in the recitals of this Agreement.

“IHC Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.

“IHC Warrant” shall have the meaning set forth in the recitals of this Agreement.

“Indemnified Party” shall have the meaning set forth in Section 8(c).

“Indemnifying Party” shall have the meaning set forth in Section 8(c).

“Investor Designee” means, for so long as the Ownership Threshold is met, an individual who may be nominated to the Board of Directors of the Company (“Board of Directors”), by the Investor, who shall be either the Chief Executive Officer or Chief Financial Officer of the Investor or an individual who is “independent” as defined in the listing standards of Nasdaq (or other United States national securities exchange that the Common Stock is listed upon, if any) and applicable law.

“Investor Indemnitee” shall have the meaning set forth in Section 8(a).

“Investors” shall have the meaning set forth in the preamble of this Agreement.

“Joinder Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Law” shall mean any federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code, convention, directive, order, determination, judgment or other legal requirement.

“LifePoint” shall have the meaning set forth in the recitals of this Agreement.

“LifePoint Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Material Adverse Effect” means any change, event, occurrence or circumstance, that, individually or in the aggregate with all other changes, events, occurrences and circumstances, results in, or would reasonably be expected to result in, a material adverse effect on the financial condition, business, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole.

“Other Securities” shall have the meaning set forth in Section 3(a).

“Ownership Threshold” shall mean, as of any date, the Investor holding in aggregate at least 80% of the shares of Common Stock issued or issuable to the Investor on the date hereof (calculated assuming full exercise of the Warrants).

“Permitted Transferees” shall have the meaning set forth in Section 11(d).

“Person” shall have the meaning set forth in the TCP-ASC Purchase Agreement.

“Piggyback Notice” shall have the meaning set forth in Section 3(a).

“Piggyback Registration” shall have the meaning set forth in Section 3(a).

“prospectus” means the prospectus included in a registration statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the prospectus, including post-effective amendments.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the Securities and Exchange Commission the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC. For the avoidance of doubt “Register”, “registered” and “registration” shall include the inclusion of securities on a pre- existing registration statement pursuant to the rights in Section 2 or 3 hereof as a result of a “take down”, prospectus supplement or post-effective amendment to an applicable registration statement.

“Registrable Securities” means (a) shares of Common Stock owned by TCP-ASC as of the date hereof, (b) shares of Common Stock owned by IHC issued pursuant to the CoyCo Transaction Agreement in respect of shares of common stock of Former Pubco issued pursuant to the IHC Purchase Agreement, (c) shares of Common Stock owned by LifePoint issued pursuant to the CoyCo Transaction Agreement in respect of shares of common stock of Former Pubco issued pursuant to the LifePoint Purchase Agreement, (d) shares of Common Stock owned by CoyCo 1 or CoyCo 2 pursuant to the CoyCo Transaction Agreement, (e) shares of Common Stock issued by the Company upon exercise of a Warrant and (f) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock referenced in clauses (a) (b) (c), (d) or (e) above or this clause (f); provided that the term “Registrable Securities” shall exclude in all cases any securities (i) that shall have ceased to be outstanding, (ii) that are sold pursuant to an effective registration statement under the Securities Act or publicly resold in compliance with Rule 144 or (iii) that are Freely Tradable (it being understood that, for purposes of determining eligibility for resale under clause (iii) of this proviso, no securities held by any Investor shall be considered Freely Tradable to the extent such Investor reasonably determines that it is an “affiliate” (as defined under Rule 144 under the Securities Act) of the Company). Solely for purposes of determining at any time whether any Registrable Securities are then outstanding, transferred or Freely Tradable, the Warrants shall be treated, on an as-converted basis, as Registrable Securities.

“Registration Expenses” shall mean, with respect to any registration, (a) all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, (b) all reasonable fees and expenses related to any registration of Registrable Securities by the Investors (including the fees and disbursements of one legal counsel (and only one legal counsel) to the Investors, which such legal counsel shall be selected (i) in the event of a registration pursuant to Section 2, by the Investor that made the relevant request or (ii) in the event of a Piggyback Registration other than in connection with a registration pursuant to Section 2, by the Investor(s) holding a majority of the Registrable Securities in such registration) and (c) all expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration; provided that Registration Expenses shall not include any Selling Expenses.

“registration statement” means any registration statement that is required to register the resale of the Registrable Securities under this Agreement, and including the related prospectus and any pre- and post-effective amendments and supplements to each such registration statement or prospectus.

“Roadrunner Preferred Stock” means shares of the Company’s 8.00% Series A Convertible Preferred Stock, par value $0.01 per share.

“Sale Notice” shall have the meaning set forth in Section 6(a).

“Scheduled Black-out Period” means the period beginning two weeks prior to the end of each fiscal quarter and ending upon the completion of the second full trading day after the Company publicly releases its earnings for such fiscal quarter, or as such period is otherwise defined in the Company’s written insider trading policy.

“SEC” means the Securities and Exchange Commission.

“Securities” means collectively, Registrable Securities and Other Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of Registrable Securities.

“Shelf Registration” shall have the meaning set forth in Section 6(a).

“Shelf Suspension” shall have the meaning set forth in Section 6(a).

“Shelf Suspension Notice” shall have the meaning set forth in Section 6(a).

“Suspension Period” shall have the meaning set forth in Section 2(e).

“TCP-ASC” shall have the meaning set forth in the recitals of this Agreement.

“TCP-ASC Converted Warrant” shall have the meaning set forth in the recitals of this Agreement.

“TCP-ASC Investor Rights Agreement” means that certain Amended and Restated Investor Rights Agreement, dated as of [•], 2022, by and between TCP-ASC and the Company.

“TCP-ASC Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.

“TCP-ASC Warrant” shall have the meaning set forth in the recitals of this Agreement.

“Underwriter Cutback” shall have the meeting set forth in Section 3(b).

“Warrants” shall mean the TCP-ASC Converted Warrant and the IHC Converted Warrant.

“WKSI” shall mean a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.

Section 2. Demand Registration.

(a) Subject to the terms and conditions of this Agreement, including Sections 2(c), 2(d) and 2(g), if at any time the Company receives a written request from any Investor that the Company register under the Securities Act Registrable Securities, then the Company shall file, as promptly as reasonably practicable but no later than the applicable Filing Deadline, a registration statement under the Securities Act covering all Registrable Securities that such Investor requests to be registered. For the avoidance of doubt, CoyCo 1 and CoyCo 2 may make such a request for registration jointly, in which case each of CoyCo 1 and CoyCo 2, acting together, will be treated as the Investor requesting registration. The registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and, if the Company is a WKSI as of the Filing Deadline, shall be an Automatic Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable but, in any event, no later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (1) the date on which such Investor notifies the Company in writing that the Registrable Securities included in such registration statement have been sold or the offering therefor has been terminated or (2) three years if the Company registered for resale the Registrable Securities on Form S-3 in satisfaction of such demand or (z) fifty (50) Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is neither a WKSI nor then eligible to use Form S-3 and registered for resale the Registrable Securities on Form S-1 or other applicable form in satisfaction of such demand; provided that each period specified in clause (2) of this sentence shall be extended automatically by one (1) Business Day for each Business Day that the use of such registration statement or prospectus is suspended by the Company pursuant to any Suspension Period, pursuant to (e) or pursuant to Section 5(i).

(b) If any Investor intends to distribute the Registrable Securities covered by such Investor’s request by means of an underwriting, (i) such Investor shall so advise the Company as a part of its request made pursuant to Section 2(a) and (ii) such Investor shall have the right to appoint the book-running, managing and other underwriter(s) in consultation with the Company.

(c) IHC shall have the right to effect only one demand registration pursuant to a registration statement on Form S-3 only pursuant to this Section 2. The Company shall not be required to effect a demand registration at TCP-ASC’s request pursuant to this Section 2 (A) unless the number of Registrable Securities requested to be registered hereunder represents the lesser of 7% of the then-outstanding Common Stock, or, if the Investor reasonably determines that it is an “affiliate” pursuant to Rule 144 of the Securities Act (or is otherwise subject to volume or manner of sale restrictions pursuant to Rule 144 of the Securities Act), the number of Registrable Securities owned by the Investor and (B) (i) after the Company has effected five registrations at TCP-ASC’s request pursuant to this Section 2 after the date hereof (of which no more than three may be on a form other than Form S-3), and each of such registrations has been declared or ordered effective and kept effective by the Company as required by Section 5(a); or (ii) more than three times at TCP-ASC’s request during any twelve month period.

(d) The Company shall not be required to effect a demand registration at CoyCo 1’s or CoyCo 2’s request pursuant to this Section 2 (A) unless the number of Registrable Securities requested to be registered hereunder represents the lesser of 7% of the then-outstanding Common Stock, or, if the Investor reasonably determines that it is an “affiliate” pursuant to Rule 144 of the Securities Act (or is otherwise subject to volume or manner of sale restrictions pursuant to Rule 144 of the Securities Act), the number of Registrable Securities owned by the Investor and (B) (i) after the Company has effected an aggregate of four registrations at the request of CoyCo 1 or CoyCo 2 pursuant to this Section 2 (of which no more than one may be on a form other than Form S-3), and each of such registrations has been declared or ordered effective and kept effective by the Company as required by Section 2(a); or (ii) more than three times at CoyCo 1 and CoyCo 2’s request during any twelve month period; provided, that, notwithstanding the limitation in clause (i), CoyCo 1 and CoyCo 2 shall, acting together, have the right to require the Company to effect an additional demand registration if CoyCo 1 and CoyCo 2 are, in the aggregate, unable to sell at least 85% of the Common Stock they desire to sell in any particular offering as a result of an Underwriter Cutback. For the avoidance of doubt, any registration requested jointly by CoyCo 1 and CoyCo 2 shall count as a single registration for purposes of this Section 2(d).

(e) Notwithstanding anything to the contrary in this Agreement, (1) upon notice to the demanding Investor and any Investor that has provided a Sales Notice pursuant to Section 6(a), the Company may delay the Filing Deadline and/or the Effectiveness Deadline with respect to, or suspend the effectiveness or availability of, any registration statement for up to ninety (90) days in the aggregate in any twelve-month period (a “Suspension Period”) if the Company would have to make an Adverse Disclosure in connection with the registration statement; provided that any suspension of a registration statement pursuant to Section 6(b) shall be treated as a Suspension Period for purposes of calculating the maximum number of days of any Suspension Period under this (e); and (2) upon notice to the demanding Investor, the Company may delay the Filing Deadline and/or the Effectiveness Deadline with respect to any registration statement for a period not to exceed thirty (30) days prior to the Company’s good faith estimate of the launch date of, and ninety (90) days after the closing date of, a Company initiated registered offering of equity securities (including equity securities convertible into or exchangeable for Common Stock and any offering of equity securities that triggers rights under Section 5 of the TCP-ASC Investor Rights Agreement or the CoyCo Investor Rights Agreement); provided that (i) the Company is actively employing in good faith all commercially reasonable efforts to launch such registered offering throughout such period, (ii) such demanding Investor is afforded the opportunity to include Registrable Securities in such registered offering in accordance with Section 3) and (iii) the right to delay or suspend the effectiveness or availability of such registration statement pursuant to this clause (2) shall not be exercised by the Company more than twice in any twelve-month period and not more than ninety (90) days in the aggregate in any twelve-month period. If the Company shall delay any Filing Deadline pursuant to this clause (e), such demanding Investor may withdraw the demand therefor at any time so long as such delay is then continuing by providing written notice to the Company to such effect, and any demand so withdrawn shall not count as a demand for registration for any purpose under this Section 2, including Section 2(c) and 2(d).

(f) Notwithstanding anything to the contrary in this Agreement, LifePoint shall not have any rights under this Section 2.

Section 3. Piggyback Registration.

(a) Subject to the terms and conditions of this Agreement, if at any time the Company files a registration statement under the Securities Act or files a prospectus supplement or post effective amendment to a previously filed registration statement under the Securities Act in order to effect a “take down” with respect to an offering of Common Stock or other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”), including, for the avoidance of doubt, pursuant to Section 2 hereof, whether or not for sale for its own account (other than a registration statement (x) on Form S-4, Form S-8 or any successor forms or (y) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall use commercially reasonable efforts to give written notice of such filing to each Investor at least five (5) Business Days before the anticipated filing date (or such later date as it becomes commercially reasonable to provide such notice) (the “Piggyback Notice”). The Piggyback Notice and the contents thereof shall be kept confidential by the Investors and their respective Affiliates and representatives, and the Investors shall be responsible for breaches of confidentiality by their respective Affiliates and representatives. The Piggyback Notice shall offer each Investor the opportunity to include in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as such Investor may reasonably request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from any Investor written requests for inclusion therein within ten (10) Business Days following receipt of any Piggyback Notice by such Investor, which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Investor and the intended method of distribution. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may not commence or permit the commencement of any sale of Other Securities in a public offering to which this Section 3 applies unless each Investor shall have received the Piggyback Notice in respect to such public offering not less than ten (10) Business Days prior to the commencement of such sale of Other Securities. Each Investor shall be permitted to withdraw all or part of such Investor’s Registrable Securities from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the registration statement relating to such Piggyback Registration covering such Investor’s Registrable Securities. No Piggyback Registration shall count towards the number of demand registrations each Investor is entitled to make in any period or in total pursuant to Section 2.

(b) If any Other Securities are to be sold in an underwritten offering, (1) subject to Section 2(b), the Company or other Persons designated by the Company shall have the right to appoint the book-running, managing and other underwriter(s) for such offering in their discretion and (2) each Investor shall be permitted to include all Registrable Securities requested to be included in such registration in such underwritten offering on the same terms and conditions as such Other Securities proposed by the Company or any third party to be included in such offering. If any offering pursuant to Section 2 or any offering of Other Securities involves an underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons (including the Investors) having rights to participate in such registration (including pursuant to Section 3(a)) intend to include in such offering (an “Underwriter Cutback”), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (x) to the extent such public offering is the result of a registration initiated by the Company, (i) first, all Other Securities being sold by the Company; (ii) second, all Registrable Securities owned by any Investor requested to be included in such registration by such Investor plus all Other Securities of any holders thereof (other than the Company and such Investor) requesting inclusion in such registration, pro rata, based on the aggregate number of Registrable Securities beneficially owned by each such holder, (y) to the extent such public offering is the result of a demand registration by any Investor pursuant to Section 2, (i) first, the number of Registrable Securities requested to be included, pro rata, based on the aggregate number of Registrable Securities beneficially owned by each Investor participating in such offering; and (ii) second, all Other Securities being sold by the Company or any other Persons (other than any Investor), or (z) to the extent such public offering is the result of a registration by any Persons (other than the Company or any Investor) exercising a contractual right to demand registration, (i) first, all Other Securities owned by such Persons exercising the contractual right; (ii) second, all Registrable Securities requested to be included in such registration by any Investor, plus all Other Securities of any holders thereof (other than the Company, such Investor and the Persons exercising the contractual right) requesting inclusion in such registration, pro rata, based on the aggregate number of Registrable Securities beneficially owned by each such holder; and (iii) third, all Other Securities being sold by the Company.

Section 4. Expenses of Registration. Except as specifically provided for in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company; provided that the Company shall only bear up to $15,000 of aggregate Registration Expenses incurred or otherwise borne by each of IHC and LifePoint. All Selling Expenses incurred in connection with any registration hereunder shall be borne by each Investor in proportion to the number of Registrable Securities for which registration was requested by such Investor. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2, the request of which has been subsequently withdrawn by any Investor unless (a) the withdrawal is based upon a Material Adverse Effect or material adverse information concerning the Company that (i) the Company had not publicly disclosed in a report filed with or furnished to the SEC at least 48 hours prior to the request or (ii) the Company had not disclosed to such Investor’s Investor Designee in person or by telephone at the last meeting of the Board of Directors or any committee of the Board of Directors, in each case, at which such Investor’s Investor Designee is present or at any time since the date of such meeting of the Board of Directors and which effect or information would reasonably be expected to result in a Material Adverse Effect or constitute material adverse information concerning the Company, (b) the withdrawal is made in accordance with the last sentence of Section 2(e), or (c) such Investor agrees to forfeit its right to one requested registration pursuant to Section 2.

Section 5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities pursuant to Section 2 or Section 3 of this Agreement, the Company shall, as promptly as reasonably practicable:

(a) Prepare and file with the SEC a registration statement (including all required exhibits to such registration statement) with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, or prepare and file with the SEC a prospectus supplement with respect to such Registrable Securities pursuant to an effective registration statement and keep such registration statement effective or such prospectus supplement current, in the case of a registration pursuant to Section 2, in accordance with Section 2.

(b) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) To the extent reasonably practicable, not less than five (5) Business Days prior to the filing of a registration statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to each Investor copies of all such documents proposed to be filed and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by such Investor or its legal counsel, provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding such Investor.

(d) Furnish to each Investor such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits but not documents incorporated by reference) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Investor. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by such Investor in accordance with applicable laws and regulations in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(e) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under blue sky or such other state securities laws of such U.S. jurisdictions as shall be reasonably requested by any Investor and to keep such registration or qualification in effect for so long as such registration statement remains in effect; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f) Enter customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities, including, if the method of distribution of Registrable Securities is by means of an underwritten offering, using commercially reasonable efforts to, (i) participate in and make documents available for the reasonable and customary due diligence review of underwriters and their representatives during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company, provided that (A) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (B) the Company may in its reasonable discretion restrict access to competitively sensitive or legally privileged documents or information, (ii) cause the chief executive officer and chief financial officer available at reasonable dates and times to participate in “road show” presentations and/or investor conference calls to market the Registrable Securities during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company, provided that the aggregate number of days of “road show” presentations in connection with an underwritten offering of Registrable Securities for each registration pursuant to a demand made under Section 2 shall not exceed five (5) Business Days and (iii) negotiate and execute an underwriting agreement in customary form (including a customary market standoff covenant) with the managing underwriter(s) of such offering and such other documents reasonably required under the terms of such underwriting arrangements, including using commercially reasonable efforts to procure a customary legal opinion, “10b-5” letter from counsel and auditor “comfort” letters. Each Investor shall also enter into and perform their obligations under such underwriting agreement.

(g) Give notice to each Investor as promptly as reasonably practicable:

(i) when any registration statement filed pursuant to Section 2 or in which Registrable Securities owned by such Investor are included pursuant to Section 3 or any amendment to such registration statement has been filed with the SEC and when such registration statement or any post-effective amendment to such registration statement has become effective;

(ii) of any request by the SEC for amendments or supplements to any registration statement (or any information incorporated by reference in, or exhibits to, such registration statement) filed pursuant to Section 2 or in which Registrable Securities owned by such Investor are included pursuant to Section 3 or the prospectus (including information incorporated by reference in such prospectus) included in such registration statement or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement filed pursuant to Section 2 or in which Registrable Securities owned by such Investor are included pursuant to Section 3 or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) at any time when a prospectus relating to any such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus (including any material incorporated by reference or deemed to be incorporated by reference in such prospectus), as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, which event requires the Company to make changes in such effective registration statement and prospectus in order to make the statements therein or incorporated by reference therein not misleading. Such notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made. For the avoidance of doubt, any period during which the Investor is subject to such an instruction shall be a considered a Suspension Period.

(h) Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 5(g)(iii) at the earliest practicable time.

(i) Upon the occurrence of any event contemplated by Section 5(g)(v), reasonably promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to each Investor, the prospectus will not contain (or incorporate by reference) an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies each Investor in accordance with Section 5(g)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then such Investor shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Investor’s possession, and the period of effectiveness of such registration statement provided for in Section 5(a) above shall be extended by the number of days from and including the date of the giving of such notice to the date such Investor shall have received such amended or supplemented prospectus pursuant to this Section 5(i).

(j) Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by any Investor or the managing underwriter(s). In connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the registration statement cause an opinion of counsel as to the effectiveness of the registration statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the registration statement.

Section 6. Suspension of Sales.

(a) Prior to the sale or distribution of any Registrable Securities pursuant to a registration statement that is for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC), each Investor shall give at least two (2) Business Days prior written notice thereof to the Company (a “Sale Notice”) and such Investor shall not sell or distribute any Registrable Securities unless it has timely provided such Sale Notice and, subject to the Shelf Suspension period described below, until the expiration of such 2-Business Day period. If in response to a Sale Notice, the Company shall provide to such Investor a certificate signed by the Chief Executive Officer of the Company stating that the Company is in a Suspension Period in accordance with Section 2(e) or the Company is in a Scheduled Black-out Period (the “Shelf Restriction”), then the Company may, by written notice thereof to such Investor (a “Shelf Suspension Notice”), suspend use of the registration statement by such Investor until the expiration of the Shelf Restriction (a “Shelf Suspension”). In the case of a Shelf Suspension, such Investor agrees to suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the Shelf Suspension Notice referred to above. The Company shall immediately notify such Investor upon the termination of any Shelf Suspension, and either confirm that the registration statement can be used or supplement or make amendments to the registration statement to the extent required by the registration form used by the Company for the Shelf Registration or by the Securities Act or the rules or regulations promulgated thereunder and promptly notify such Investor thereof. The Company agrees to not deliver a Shelf Suspension Notice to such Investor or otherwise inform such Investor of a Shelf Restriction unless and until such Investor delivers a Sale Notice to the Company.

(b) Upon receipt of written notice from the Company pursuant to Section 5(g)(v), such Investor shall immediately discontinue disposition of Registrable Securities until such Investor (i) has received copies of a supplemented or amended prospectus or prospectus supplement pursuant to Section 5(i) or (ii) is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Investor shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Investor’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

Section 7. Free Writing Prospectuses. No Investor may use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company given to such Investor; provided that such Investor may use any free writing prospectus prepared and distributed by the Company.

Section 8. Indemnification.

(a) Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless each Investor and their respective officers, directors, employees, agents, partners, members, stockholders, representatives and Affiliates, and each person or entity, if any, that controls such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) and the officers, directors, employees, agents and employees of each such controlling Person (each, an “Investor Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” or “roadshow” (as such terms are defined in Rule 433 under the Securities Act) or testing the waters presentation prepared by the Company or authorized by it in writing for use by such Investor or any amendment or supplement thereto; or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Investor Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any “issuer free writing prospectus” or “roadshow” (as such terms are defined in Rule 433 under the Securities Act) or testing the waters presentation prepared by the Company or authorized by it in writing for use by such Investor or any amendment or supplement thereto, in reliance upon and in conformity with information regarding such Investor Indemnitee or its plan of distribution or ownership interests which such Investor Indemnitee furnished in writing to the Company for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, (ii) offers or sales effected by or on behalf of such Investor Indemnitee “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (iii) the failure to deliver or make available to a purchaser of Registrable Securities a copy of any preliminary prospectus, pricing information or final prospectus contained in the applicable registration statement or any amendments or supplements thereto (to the extent the same is required by applicable law to be delivered or made available to such purchaser at the time of sale of contract); provided that the Company shall have delivered to such Investor such preliminary prospectus or final prospectus contained in the applicable registration statement and any amendments or supplements thereto pursuant to Section 5(d) no later than the time of contract of sale in accordance with Rule 159 under the Securities Act.

(b) Each Investor shall indemnify and hold harmless the Company and its officers, directors, employees, agents, representatives and Affiliates against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement covering the Registrable Securities of such Investor, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” or “roadshow” (as such terms are defined in Rule 433 under the Securities Act) or testing the waters presentation, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor expressly for use therein. The indemnification obligations of the Investors hereunder shall be several, not joint and several, between such Investors. In no event shall the liability of any Investor hereunder be greater in amount and proportion than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities owned by such Investor giving rise to such indemnification obligation.

(c) If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense in such proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with such defense; provided that any such notice or other communication pursuant to this Section 8 between the Company and an Indemnifying Party or an Indemnified Party, as the case may be, shall be delivered to or by, as the case may be, the applicable Investor; provided, further, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 8, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate because of an actual conflict of interest between the Indemnifying Party and such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).

(d) If the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an Indemnified Party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to in Section 8(a) or Section 8(b), as the case may be, or is insufficient to hold the Indemnified Party harmless as contemplated therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d). Notwithstanding the foregoing, in no event shall the liability of any Investor hereunder be greater in amount and proportion than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities owned by such Investor giving rise to such contribution obligation. No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an Indemnifying Party not guilty of such fraudulent misrepresentation.

Section 9. “Market Stand-Off” Agreement; Agreement to Furnish Information.

(a) Each Investor agrees that it will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any new hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by such Investor (other than those included in the registration) for a period specified by the representatives of the book-running managing underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed ten (10) days prior and ninety (90) days following any registered public sale of securities by the Company in which the Company gave such Investor an opportunity to participate in accordance with Section 3; provided that executive officers and directors of the Company and each other Investor enters into similar agreements and only as long as such Persons remain subject to such agreement (and are not fully released from such agreement) for such period. Each Investor agrees to execute and deliver such other agreements as may be reasonably requested by the representatives of the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.

(b) In addition, if requested by the Company or the book-running managing underwriters of Common Stock (or other securities of the Company convertible into Common Stock), each Investor shall provide such information regarding such Investor and its respective Registrable Securities as may be reasonably required by the Company or such representative of the book-running managing underwriters in connection with the filing of a registration statement and the completion of any public offering of the Registrable Securities pursuant to this Agreement.

(c) Notwithstanding anything else to the contrary in this Section 9, pursuant to the Joinder Agreement, LifePoint shall not be bound by or required to comply with this Section 9 if LifePoint chooses not to participate in the applicable registered public sale of Securities by the Company.

Section 10. Rule 144 Reporting. With a view to making available to each Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities that are Common Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as any Investor owns any Registrable Securities, furnish to such Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Common Stock without registration.

Section 11. Miscellaneous.

(a) Termination of Registration Rights. The registration rights granted under this Agreement shall terminate (i) on the date on which all Registrable Securities are Freely Tradable and (ii) with respect to any Investor, when such Investor no longer holds any Registrable Securities.

(b) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

(c) Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal courts located in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11(c) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 11(c), (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 11(g) and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 11(g) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Successors and Assigns.

(i) Generally. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties; provided, however, that the rights of each Investor under this Agreement shall not be assignable to any Person without the prior written consent of the Company; provided, further, however, that in the event that any Permitted Transferee acquires any Registrable Securities, such Permitted Transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Permitted Transferee shall be treated as an “Investor” for all purposes under this Agreement and shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of, this Agreement. A “Permitted Transferee” is any Person who acquires Registrable Securities in any manner, whether by gift, bequest, purchase, operation of law or otherwise (and for as long as such Person holds any Registrable Securities), from any Investor (including any subsequent Permitted Transferee), in compliance with Section 4 of the TCP-ASC Investor Rights Agreement or the CoyCo Investor Rights Agreement, Section 6.6 of the IHC Purchase Agreement or Section 6.4 of the LifePoint Purchase Agreement, as applicable, to the extent applicable to such Investor at the time of transfer.

(e) No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer, and this Agreement shall not confer, on any Person other than the parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no other Persons shall have any standing with respect to this Agreement or the transactions contemplated by this Agreement; provided, however that each Indemnified Party (but only, in the case of an Investor Indemnitee, if such Investor Indemnitee has complied with the requirements of Section 8(c), including the first proviso of Section 8(c)) shall be entitled to the rights, remedies and obligations provided to an Indemnified Party under Section 8, and each such Indemnified Party shall have standing as a third-party beneficiary under Section 8 to enforce such rights, remedies and obligations.

(f) Entire Agreement. This Agreement, the TCP-ASC Purchase Agreement, the IHC Purchase Agreement, the CoyCo Transaction Agreement, the LifePoint Purchase Agreement and the other documents delivered pursuant to the TCP-ASC Purchase Agreement, the IHC Purchase Agreement, the CoyCo Transaction Agreement and the LifePoint Purchase Agreement, as applicable, including the TCP-ASC Investor Rights Agreement and the CoyCo Investor Rights Agreement, constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects of this Agreement and such other agreements and documents.

(g) Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, email (with delivery receipt) or messenger as follows:

if to the Company or Former Pubco: R1 RCM Inc.

434 W. Ascension Way, 6th Floor

Murray, Utah 84123

Attention: General Counsel

Email: SRadcliffe@R1RCM.COM

with a copy to (which shall not constitute notice) to: Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: Richard W. Porter, P.C.

                 Robert M. Hayward, P.C

                 Bradley C. Reed, P.C.

Email: richard.porter@kirkland.com

            robert.hayward@kirkland.com

            bradley.reed@kirkland.com

if to TCP-ASC: c/o TowerBrook Capital Partners L.P.

65 East 55th Street, 19th Floor

New York, NY 10022

Attention: Glenn Miller

Email: glenn.miller@towerbrook.com

with a copy to (which shall not constitute notice) to: Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Cohen

                 Elina Tetelbaum

Email: SACohen@wlrk.com

            ETetelbaum@wlrk.com

and

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Stephen A. Infante

Facsimile: (646) 441-9039

if to IHC: IHC Health Services, Inc.

36 South State Street, 23rd Floor

Salt Lake City, Utah 84111

Attention: Jacque Millard

Email: investments@imail.org

with a copy to (which shall not constitute notice) to: IHC Health Services, Inc.

36 South State Street, 22nd Floor

Salt Lake City, Utah 84111

Attention: General Counsel

Email:

if to CoyCo 1 or CoyCo 2: CoyCo 1, L.P. and CoyCo 2, L.P.

c/o New Mountain Capital, L.L.C.

1633 Broadway, 48th Floor

New York, NY 10019

Attention: Matt Holt and Jack Qian

Email: MHolt@newmountaincapital.com; JQian@newmountaincapital.com with a copy to (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: John Sorkin and Andrew Silver

Email: John.Sorkin@ropesgray.com; Andrew.Silver@ropesgray.com if to LifePoint: LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee

Attention: General Counsel

Email: Jennifer.Peters@lpnt.net

with a copy to (which shall not constitute notice) to: Sidley Austin LLP

787 Seventh Avenue

New York, New York

Attention: Tony D. Feuerstein

                 Daniel L. Serota

Email: tfeuerstein@sidley.com

           dserota@sidley.com

or in any such case to such other address, facsimile number or telephone as any party hereto may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.

(h) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence in any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

(i) Expenses. The Company and each Investor shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise provided in Section 4.

(j) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the holders of a majority of the Registrable Securities or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, that (i) any amendment that would materially and adversely affect the rights of an Investor in a manner different from any other Investor shall also require the approval of such Investor, and (ii) any amendment that would adversely affect the specific rights granted to an Investor under this Agreement (as opposed to any rights in such Investor’s general capacity as an Investor), shall also require the approval of such Investor. Any consent hereunder and any amendment or waiver of any term of this Agreement by the Company must be approved in accordance with the TCP-ASC Investor Rights Agreement and CoyCo Investor Rights Agreement, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities at the time outstanding (including securities convertible into Registrable Securities), each future holder of all such Registrable Securities, and the Company.

(k) Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

(l) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

(m) Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute, rule or regulation defined or referred to in this Agreement means such agreement, instrument or statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Any reference to any section under the Securities Act or Exchange Act, or any rule promulgated thereunder, shall include any publicly available interpretive releases, policy statements, staff accounting bulletins, staff accounting manuals, staff legal bulletins, staff “no-action”, interpretive and exemptive letters, and staff compliance and disclosure interpretations (including “telephone interpretations”) of such section or rule by the SEC. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

R1 RCM INC.

By:
Name:
Title:

TCP-ASC ACHI SERIES LLLP

By: TCP-ASC GP, LLC, its General Partner

By:
Name:
Title:

IHC HEALTH SERVICES, INC.

By:
Name:
Title:

[Signature Page to Second Amended and Restated Registration Rights Agreement]

COYCO 1, L.P. By: CoyCo GP, L.L.C., its General Partner

By:
Name:
Title:

COYCO 2, L.P. By: CoyCo GP, L.L.C., its General Partner

By:
Name:
Title:

LIFEPOINT HEALTH, INC.

By:
Name:
Title:

Acknowledged and Agreed:

[FORMER PUBCO]

By:
Name:
Title:

[Signature Page to Second Amended and Restated Registration Rights Agreement]